UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2022
W. P. Carey Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland		001-13779	45-4549771
(State of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

One Manhattan West, 395 9th Avenue, 58th Floor
New York,	New York		10001
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	WPC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2022, W. P. Carey Inc. (the “Company”) announced the appointment of Mr. Brian Zander as Chief Accounting Officer of the Company, effective November 5, 2022, to succeed Mr. Arjun Mahalingam, who is resigning from his position as Chief Accounting Officer of the Company as of November 4, 2022 to pursue a new opportunity.

Mr. Zander, age 37, is currently the Company’s Controller where he is responsible for the internal controls, accounting and financial reporting of the Company. Mr. Zander initially joined the Company in January 2016 as Assistant Controller. Prior to joining the Company, Mr. Zander worked from 2014 to 2016 at Acadia Realty Trust, a publicly traded real estate investment trust, where he served as the Assistant Controller. From 2007 to 2014, Mr. Zander worked in the assurance practice at Ernst & Young LLP. Mr. Zander is a Certified Public Accountant licensed in the state of New York. He graduated with a B.S. in Accounting from the University of Maryland.

Item 9.01 — Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date:	October 21, 2022	By:	/s/ Susan C. Hyde
Susan C. Hyde
Chief Administrative Officer